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                                                                                                                        Exhibit 99

                                    ANHEUSER-BUSCH COMPANIES, INC. BOARD OF DIRECTORS FEES 2005

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                                                                                            Service as Board
                            Annual    Board Meeting  Committee Chair  Committee Meeting   Rep. On Affiliated
 Director                 Retainer             Fees             Fees               Fees                Board     Number of Options*
 --------                 --------             ----             ----               ----               ------     ------------------

Carlos Fernandez G.        $60,000          $20,000          $     -           $ 12,000              $     -                  5,000
James J. Forese             60,000           20,000           10,000             16,000                    -                  5,000
James R. Jones              60,000           20,000           10,000             14,000               53,010                  5,000
Charles F. Knight           60,000           20,000           10,000              4,000                    -                  5,000
Vernon R. Loucks, Jr.       60,000           20,000           15,000             24,000                    -                  5,000
Vilma S. Martinez           60,000           18,000           10,000             22,000                    -                  5,000
William Porter Payne        60,000           20,000                -             14,000                    -                  5,000
Joyce M. Roche              60,000           20,000                -             10,000                    -                  5,000
Henry Hugh Shelton          60,000           20,000                -             18,000                    -                  5,000
Andrew C. Taylor            60,000           20,000                -             20,000                    -                  5,000
Douglas A. Warner III       60,000           18,000                -             18,000                    -                  5,000
Edward E. Whitacre, Jr.     60,000           18,000           10,000              8,000                    -                  5,000


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 *   Granted on 5/2/05 with an exercise price of $47.32 per share, which was the fair market value of Anheuser-Busch common stock on the day of grant.
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